Exhibit 3

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-35  21988G 569 & 21988G BH8

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending March 1, 2002.

INTEREST ACCOUNT
----------------
Balance as of September 1, 2001 .............................              $0.00
         Scheduled Income received on securities ............       1,007,977.50
         Unscheduled Income received on securities ..........              $0.00

LESS:
         Distribution to Class A1 Holders ...................     -$1,007,977.50
         Distribution to Class A2 Holders ...................              $0.00
         Distribution to Depositor ..........................              $0.00
         Balance as of March 1, 2002 ........................              $0.00

PRINCIPAL ACCOUNT
-----------------
Balance as of September 1, 2001 .....................................      $0.00
         Scheduled Principal payment received on securities .........      $0.00
LESS:
         Distribution to Holders ....................................      $0.00
Balance as of March 1, 2002 .........................................      $0.00

                           UNDERLYING SECURITIES HELD AS OF March 1, 2002

         Principal
         Amount                    Title of Security
         ------                    -----------------
         $29,430,000           Corning Inc. 6.85% Debentures due March 1, 2029
                               CUSIP: 219350AH8

         U.S Bank Trust National Association, as Trustee


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